PRELIMINARY DRAFT – SUBJECT TO CHANGE

December 20, 2005

Falcon Natural Gas Corp.
Westchase Center
2500 City West Blvd., Suite 300
Houston TX 77042

Attention: Mr. Fred B. Zaziski, President and CEO

Dear Mr. Zaziski:

As requested, we have made an estimate of the reserves and future production and income attributable to certain leasehold interests of Falcon Natural Gas Corporation (Falcon) as of December 31, 2005. This report is based on constant prices and costs as set forth in this letter. The subject property is located in the state of Louisiana. The results of this study are summarized below:

FALCON NATURAL GAS CORPORATION
Estimated Net Reserves and Income Data
Attributable to Certain Leasehold Interests
SEC Case
As of December 31, 2005

	Proved Undeveloped
Remaining Reserves	
Oil/Condensate - MBbls	388
Gas - MMCF	17,308
Income Data	
Future Gross Revenue	$ 261,172,528
Deductions	24,846,014
Future Net Income	$ 236,326,514
Discounted FNI @ 10%	$ 146,290,512

From Landmark Graphics' "Aries" (totals shown above may not add to the summary cash flow tables due to rounding).

The discounted future net income shown above is based on a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at five other discount rates, which are compounded monthly. These data are shown on each estimated projection of future production and income presented in a later section of this report and are summarized as follows:

Discount Rate Percent	Total Proved
15	$120,536,938
20	$101,521,562
25	$ 87,010,547
30	$ 75,632,320
35	$ 66,508,180

These data are presented for your information and should not be construed as our estimate of fair market value.

Liquid Hydrocarbon Volumes are expressed in thousands of barrels (MBbls). A barrel is equivalent to 42 United States gallons. Gas Volumes are expressed in millions of standard cubic feet (MMCF) at the contract temperature and pressure base of the state of Texas.

Reserve Definitions

The proved reserves included herein conform to the definitions as set forth in the Securities and Exchange Commission's Regulation S-X Part 210.4-10 (a) as clarified by various Commission Staff Accounting Bulletins and to the definitions endorsed by the Society of Petroleum Engineers (SPE), the Society of Petroleum Evaluation Engineers (SPEE) and the World Petroleum Congresses (WPC). Definitions of these reserves are included immediately following this letter.

Estimate of Reserves

Estimates of reserves were prepared by the use of geological and engineering methods generally accepted by the petroleum industry. The method or combination of methods utilized in the analysis of each reservoir was tempered by experience in the area, stage of development, quality, completeness of basic data, and production history.

PRELIMINARY DRAFT – SUBJECT TO CHANGE

Where applicable, the volumetric method was employed for determining the original quantities of hydrocarbons in place. Where sufficient geological data was available, structural maps were prepared to delineate each reservoir and isopachous maps were constructed to determine reservoir volumes. Electrical logs, core analysis, and other available data were used to prepare these maps as well as to determine representative values for porosity and interstitial water saturation. Reserves based upon volumetric calculations or other methods such as analogy with offset wells are usually subject to greater revision than those based upon production and/or pressure performance data. Therefore, it may be necessary to revise these estimates up or down in the future as more reliable engineering data becomes available.

Reserves of depletion-type reservoirs or those whose performance disclosed reliable decline in production-rate trends or other diagnostic characteristics were estimated by the application of appropriate decline curves or other performance relationships. In the analysis of production decline curves, reserves were established only to a calculated economic limit.

Estimate of Future Producing Rates

Initial production rates were based on the current rates for those reservoirs now on production. If no production decline was established, a decline profile analogous to similar wells was used. If a decline trend was established, this trend was used as the basis for estimating future rates.

Product Prices

The product prices used in the current report were provided by Falcon and are effective December 31, 2005.

Liquid Prices

For this report a liquid hydrocarbon price of $57.50 per barrel was used. This price was held constant over the life of the reserves with no future price escalation. The resulting overall average price for liquid hydrocarbon reserves is $57.50. The liquid hydrocarbon reserves account for 8.5 percent of the total proved reserves.

Gas Prices

For this report a gas price of $13.80 per MMBTU was used. BTUs and shrinkage charges were applied to each individual property. This price was held constant over the life of the reserves with no future price escalation. The resulting overall average price for the gas reserves is $13.80 per MCF and account for 91.5 percent of the total proved reserves.

Income Data

The future gross revenue is determined before deduction of production and ad valorem taxes. Future net income is determined after deduction of the normal costs of operating the wells and recompletion and development costs. The operating, recompletion and development costs were held constant for the life of the reserves. The future net income is before the deduction for state and federal income taxes and has not been adjusted for outstanding loans, which may exist. It does not include any adjustment for cash on hand or undistributed income.

Tables 1 and 2 are the Grand Summaries by reserve category and are found under the grand summaries tab of this report. Tables 3 through 5 presents the individual lease for the Wyandotte Field. Adjacent to each table, which represents our estimated projections for a particular property, is a production decline curve which graphically illustrates past hydrocarbon production history and our estimated projection of future production.

General

The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered and, if recovered, the revenues there from and the actual costs related thereto could be more or less than the estimated amounts. Because of governmental policies and uncertainties of supply and demand, the actual sales volumes and the prices received from the reserves, along with the costs incurred in recovering such reserves, may vary from those assumptions included in this report. Also, estimates of reserves may increase or decrease as a result of future operations.

We are qualified to perform engineering evaluations and do not claim expertise in accounting or legal matters. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering data and therefore, our conclusions necessarily represent only our best- informed professional judgments.

The titles to the properties have not been examined by R. A. Lenser and Associates, Inc. nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Falcon and were accepted as accurate. For the purposes of this report, a field inspection of the properties was not performed nor was the mechanical operation or condition of the wells and their related facilities examined. We have not investigated possible environmental liability related to the properties and; therefore, our estimates do not include any costs which may be incurred due to such possible liability.

PRELIMINARY DRAFT – SUBJECT TO CHANGE

We are independent petroleum engineers and geologists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office and are available for review.

Very truly yours,

R. A. LENSER AND ASSOCIATES, INC.

Ronald A. Lenser
Registered Professional Engineer
PE No. 30558

RAL/hmg

FALCON NATURAL GAS CORP.
ESTIMATED RESERVES AND ECONOMICS
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2005

PRELIMINARY DRAFT SUBJECT TO CHANGE

GRAND TOTAL
TOTAL PROVED RESERVES

TABLE 1

RESERVE TYPE

	REVENUE INTERESTS				PRODUCT PRICES			FUTURE NET INCOME	
	Expense Interest	Oil/ Cond.	Plant Products	Gas	Oil/Cond $/Bbl	Plt. Prod. $/Bbl	Gas $/Mcf	Discount Rate	Income M$
INITIAL								10.0000	146290.516
FINAL								15.0000	120536.938
								20.0000	101521.562
								25.0000	87010.547
								30.0000	75632.320
								35.0000	66508.180

		ESTIMATED 8/8 THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES	
-END- MO-YR	WELLS	Oil/Cond ----MBbls---	Plant Prod. ----MBbls---	Gas ---MMCF---	Oil/Cond ---MBbls--	Plant Prod. ---MBbls--	Sales Gas ---MMCF--	Oil/Co --$/bbl	Gas --$/MCF--
12-06	1.	31.937	0.000	1426.	22.356	0.000	978.	57.50	13.80
12-07	2.	73.805	0.000	3268.	51.664	0.000	2242.	57.50	13.80
12-08	2.	82.296	0.000	3631.	57.607	0.000	2491.	57.50	13.80
12-09	2.	74.066	0.000	3268.	51.846	0.000	2242.	57.50	13.80
12-10	2.	66.659	0.000	2941.	46.662	0.000	2018.	57.50	13.80
12-11	2.	58.680	0.000	2590.	41.076	0.000	1777.	57.50	13.80
12-12	2.	34.665	0.000	1542.	24.266	0.000	1058.	57.50	13.80
12-13	1.	26.775	0.000	1195.	18.743	0.000	820.	57.50	13.80
12-14	1.	21.330	0.000	952.	14.931	0.000	653.	57.50	13.80
12-15	1.	6.769	0.000	329.	4.738	0.000	226.	57.50	13.80
12-16	1.	19.137	0.000	1007.	13.396	0.000	691.	57.50	13.80
12-17	1.	17.223	0.000	906.	12.056	0.000	622.	57.50	13.80
12-18	1.	15.501	0.000	816.	10.851	0.000	560.	57.50	13.80
12-19	1.	13.951	0.000	734.	9.766	0.000	504.	57.50	13.80
12-20	1.	10.340	0.000	544.	7.238	0.000	373.	57.50	13.80
Sub-T	1.	553.133	0.000	25149.	387.193	0.000	17252.	57.50	13.80
After	1.	1.531	0.000	81.	1.072	0.000	55.	57.50	13.80
Total	1.	554.664	0.000	25230.	388.265	0.000	17308.	57.50	13.80
Cumulative		0.000	0.000	0.	NET GAS VOLUME REFLECTS 0.0 % SHRINKAGE				
Ultimate		554.664	0.000	25230.					

	COMPANY FUTURE GROSS REVENUE					PROD & ADV TAXES		REVENUE
-END- MO-YR	Oil/Cond -----$------	Plt. Products -----$------	Gas -----$-----	Other ----$-----	Total ----$-----	SEV TAX -----$-----	ADV TAX ------$----	AFTER SEV & ADV -------$-------
12-06	1285445.	0.	13497178.	0.	14782623.	407151.	0.	14375472.
12-07	2970661.	0.	30933700.	0.	33904360.	936209.	0.	32968154.
12-08	3312395.	0.	34372756.	0.	37685148.	1041726.	0.	36643424.
12-09	2981155.	0.	30935480.	0.	33916632.	937553.	0.	32979080.
12-10	2683040.	0.	27841932.	0.	30524972.	843798.	0.	29681176.
12-11	2361872.	0.	24517144.	0.	26879016.	742938.	0.	26136076.
12-12	1395272.	0.	14596168.	0.	15991439.	440948.	0.	15550492.
12-13	1077705.	0.	11315900.	0.	12393604.	341351.	0.	12052255.
12-14	858512.	0.	9014380.	0.	9872890.	271924.	0.	9600967.
12-15	272439.	0.	3117002.	0.	3389441.	90974.	0.	3298467.
12-16	770263.	0.	9535046.	0.	10305309.	270401.	0.	10034908.
12-17	693237.	0.	8581542.	0.	9274780.	243361.	0.	9031419.
12-18	623913.	0.	7723388.	0.	8347300.	219025.	0.	8128276.
12-19	561522.	0.	6951050.	0.	7512572.	197122.	0.	7315448.
12-20	416173.	0.	5151786.	0.	5567959.	146098.	0.	5421862.
Sub-T	22263606.	0.	238084448.	0.	260348032.	7130580.	0.	253217472.
After	61627.	0.	762872.	0.	824498.	21634.	0.	802864.
Total	22325232.	0.	238847312.	0.	261172528.	7152214.	0.	254020336.

	DEDUCTIONS					FUTURE NET INCOME BEFORE INCOME TAXES		
						Undiscounted		
-END- MO-YR	Operating Costs ------$------	Development Costs ------$------	Abandonment Costs ------$------	Other ------$------	Total ------$------	Annual ------$------	Cumulative ------$------	Discounted @ 10.0% ------$------
12-06	28000.	7860900.	0.	0.	7888900.	6486572.	6486572.	5679251.
12-07	76000.	7860900.	0.	0.	7936900.	25031254.	31517826.	21329124.
12-08	96000.	0.	0.	0.	96000.	36547424.	68065248.	28833668.
12-09	96000.	0.	0.	0.	96000.	32883080.	100948328.	23584302.
12-10	96000.	0.	0.	0.	96000.	29585176.	130533504.	19289996.
12-11	96000.	0.	0.	0.	96000.	26040076.	156573584.	15448528.
12-12	72000.	0.	0.	0.	72000.	15478492.	172052080.	8371850.
12-13	48000.	0.	0.	0.	48000.	12004255.	184056336.	5880514.
12-14	48000.	0.	0.	0.	48000.	9552967.	193609296.	4273143.
12-15	48000.	1000000.	0.	0.	1048000.	2250467.	195859760.	909666.
12-16	48000.	0.	0.	0.	48000.	9986908.	205846672.	3675644.
12-17	48000.	0.	0.	0.	48000.	8983419.	214830096.	3005741.
12-18	48000.	0.	0.	0.	48000.	8080276.	222910368.	2457783.
12-19	48000.	0.	0.	0.	48000.	7267448.	230177824.	2009587.
12-20	48000.	0.	0.	0.	48000.	5373862.	235551680.	1359182.
Sub-T	944000.	16721800.	0.	0.	17665800.	235551680.	235551680.	146107968.
After	28000.	0.	0.	0.	28000.	774864.	236326544.	182536.
Total	972000.	16721800.	0.	0.	17693800.	236326544.	236326544.	146290512.

SUBJECT TO CONDITIONS AND QUALIFICATIONS PRESENTED IN THE TEXT OF THIS REPORT

FALCON NATURAL GAS CORP.
ESTIMATED RESERVES AND ECONOMICS
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2005

PRELIMINARY DRAFT SUBJECT TO CHANGE

GRAND SUMMARY
PROVED UNDEVELOPED RESERVES

TABLE 2

RESERVE TYPE

	REVENUE INTERESTS				PRODUCT PRICES			FUTURE NET INCOME	
	Expense Interest	Oil/ Cond.	Plant Products	Gas	Oil/Cond $/Bbl	Plt. Prod. $/Bbl	Gas $/Mcf	Discount Rate	Income M$
INITIAL								10.0000	146290.516
FINAL								15.0000	120536.938
								20.0000	101521.562
								25.0000	87010.547
								30.0000	75632.320
								35.0000	66508.180

-END- MO-YR	WELLS	ESTIMATED 8/8 THS PRODUCTION Oil/Cond ----MBbls---	Plant Prod. ----MBbls---	Gas ---MMCF---	COMPANY NET PRODUCTION Oil/Cond ---MBbls--	Plant Prod. ---MBbls--	Sales Gas ---MMCF--	AVERAGE PRICES Oil/Co --$/bbl	Gas --$/MCF--
12-06	1.	31.937	0.000	1426.	22.356	0.000	978.	57.50	13.80
12-07	2.	73.805	0.000	3268.	51.664	0.000	2242.	57.50	13.80
12-08	2.	82.296	0.000	3631.	57.607	0.000	2491.	57.50	13.80
12-09	2.	74.066	0.000	3268.	51.846	0.000	2242.	57.50	13.80
12-10	2.	66.659	0.000	2941.	46.662	0.000	2018.	57.50	13.80
12-11	2.	58.680	0.000	2590.	41.076	0.000	1777.	57.50	13.80
12-12	2.	34.665	0.000	1542.	24.266	0.000	1058.	57.50	13.80
12-13	1.	26.775	0.000	1195.	18.743	0.000	820.	57.50	13.80
12-14	1.	21.330	0.000	952.	14.931	0.000	653.	57.50	13.80
12-15	1.	6.769	0.000	329.	4.738	0.000	226.	57.50	13.80
12-16	1.	19.137	0.000	1007.	13.396	0.000	691.	57.50	13.80
12-17	1.	17.223	0.000	906.	12.056	0.000	622.	57.50	13.80
12-18	1.	15.501	0.000	816.	10.851	0.000	560.	57.50	13.80
12-19	1.	13.951	0.000	734.	9.766	0.000	504.	57.50	13.80
12-20	1.	10.340	0.000	544.	7.238	0.000	373.	57.50	13.80
Sub-T	1.	553.133	0.000	25149.	387.193	0.000	17252.	57.50	13.80
After	1.	1.531	0.000	81.	1.072	0.000	55.	57.50	13.80
Total	1.	554.664	0.000	25230.	388.265	0.000	17308.	57.50	13.80
Cumulative		0.000	0.000	0.	NET GAS VOLUME REFLECTS 0.0 % SHRINKAGE				
Ultimate		554.664	0.000	25230.					

-END- MO-YR	COMPANY FUTURE GROSS REVENUE Oil/Cond -----$------	Plt. Products -----$------	Gas -----$-----	Other ----$-----	Total ----$-----	PROD & ADV TAXES SEV TAX -----$-----	ADV TAX ------$----	REVENUE AFTER SEV & ADV -------$-------
12-06	1285445.	0.	13497178.	0.	14782623.	407151.	0.	14375472.
12-07	2970661.	0.	30933700.	0.	33904360.	936209.	0.	32968154.
12-08	3312395.	0.	34372756.	0.	37685148.	1041726.	0.	36643424.
12-09	2981155.	0.	30935480.	0.	33916632.	937553.	0.	32979080.
12-10	2683040.	0.	27841932.	0.	30524972.	843798.	0.	29681176.
12-11	2361872.	0.	24517144.	0.	26879016.	742938.	0.	26136076.
12-12	1395272.	0.	14596168.	0.	15991439.	440948.	0.	15550492.
12-13	1077705.	0.	11315900.	0.	12393604.	341351.	0.	12052255.
12-14	858512.	0.	9014380.	0.	9872890.	271924.	0.	9600967.
12-15	272439.	0.	3117002.	0.	3389441.	90974.	0.	3298467.
12-16	770263.	0.	9535046.	0.	10305309.	270401.	0.	10034908.
12-17	693237.	0.	8581542.	0.	9274780.	243361.	0.	9031419.
12-18	623913.	0.	7723388.	0.	8347300.	219025.	0.	8128276.
12-19	561522.	0.	6951050.	0.	7512572.	197122.	0.	7315448.
12-20	416173.	0.	5151786.	0.	5567959.	146098.	0.	5421862.
Sub-T	22263606.	0.	238084448.	0.	260348032.	7130580.	0.	253217472.
After	61627.	0.	762872.	0.	824498.	21634.	0.	802864.
Total	22325232.	0.	238847312.	0.	261172528.	7152214.	0.	254020336.

-END- MO-YR	DEDUCTIONS Operating Costs ------$------	Development Costs ------$------	Abandonment Costs ------$------	Other ------$------	Total ------$------	FUTURE NET INCOME BEFORE INCOME TAXES Undiscounted Annual ------$------	Undiscounted Cumulative ------$------	Discounted @ 10.0% ------$------
12-06	28000.	7860900.	0.	0.	7888900.	6486572.	6486572.	5679251.
12-07	76000.	7860900.	0.	0.	7936900.	25031254.	31517826.	21329124.
12-08	96000.	0.	0.	0.	96000.	36547424.	68065248.	28833668.
12-09	96000.	0.	0.	0.	96000.	32883080.	100948328.	23584302.
12-10	96000.	0.	0.	0.	96000.	29585176.	130533504.	19289996.
12-11	96000.	0.	0.	0.	96000.	26040076.	156573584.	15448528.
12-12	72000.	0.	0.	0.	72000.	15478492.	172052080.	8371850.
12-13	48000.	0.	0.	0.	48000.	12004255.	184056336.	5880514.
12-14	48000.	0.	0.	0.	48000.	9552967.	193609296.	4273143.
12-15	48000.	1000000.	0.	0.	1048000.	2250467.	195859760.	909666.
12-16	48000.	0.	0.	0.	48000.	9986908.	205846672.	3675644.
12-17	48000.	0.	0.	0.	48000.	8983419.	214830096.	3005741.
12-18	48000.	0.	0.	0.	48000.	8080276.	222910368.	2457783.
12-19	48000.	0.	0.	0.	48000.	7267448.	230177824.	2009587.
12-20	48000.	0.	0.	0.	48000.	5373862.	235551680.	1359182.
Sub-T	944000.	16721800.	0.	0.	17665800.	235551680.	235551680.	146107968.
After	28000.	0.	0.	0.	28000.	774864.	236326544.	182536.
Total	972000.	16721800.	0.	0.	17693800.	236326544.	236326544.	146290512.

SUBJECT TO CONDITIONS AND QUALIFICATIONS PRESENTED IN THE TEXT OF THIS REPORT

R.A. LENSER & ASSOCIATES
HOUSTON, TEXAS

FALCON NATURAL GAS CORP.
ESTIMATED RESERVES AND ECONOMICS
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2005

PRELIMINARY DRAFT SUBJECT TO CHANGE

WYANDOTTE FLD. ST. MARY CO. LA
BAYOU CITY EXPLORATION
RESERVOIR: DB-3 UPPER
INGLEWOOD INVESTMENTS #2 LOC.

TABLE 3

RESERVE TYPE
PROVED UNDEVELOPED

	REVENUE INTERESTS				PRODUCT PRICES		
	Expense Interest	Oil/ Cond.	Plant Products	Gas	Oil/Cond $/Bbl	Plt. Prod. $/Bbl	Gas $/Mcf
INITIAL	1.0000000	0.7000000	0.7000000	0.7000000	57.50	0.00	13.80
FINAL	1.0000000	0.7000000	0.7000000	0.7000000	57.50	0.00	13.80

REMARKS

-FUTURE NET INCOME-	
Discount Rate	Income M$
10.0000	92023.930
15.0000	78006.023
20.0000	67140.805
25.0000	58551.793
30.0000	51641.336
35.0000	45992.848

		ESTIMATED 8/8 THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES	
-END- MO-YR	WELLS	Oil/Cond ----MBbls---	Plant Prod. ----MBbls---	Gas ---MMCF---	Oil/Cond ---MBbls--	Plant Prod. ---MBbls--	Sales Gas ---MMCF--	Oil/Co --$/bbl	Gas --$/MCF--
12-06	1.	31.937	0.000	1426.	22.356	0.000	978.	57.50	13.80
12-07	1.	50.382	0.000	2249.	35.268	0.000	1543.	57.50	13.80
12-08	1.	45.344	0.000	2024.	31.741	0.000	1389.	57.50	13.80
12-09	1.	40.810	0.000	1822.	28.567	0.000	1250.	57.50	13.80
12-10	1.	36.729	0.000	1640.	25.710	0.000	1125.	57.50	13.80
12-11	1.	33.056	0.000	1476.	23.139	0.000	1012.	57.50	13.80
12-12	1.	29.750	0.000	1328.	20.825	0.000	911.	57.50	13.80
12-13	1.	26.775	0.000	1195.	18.743	0.000	820.	57.50	13.80
12-14	1.	21.330	0.000	952.	14.931	0.000	653.	57.50	13.80
12-15	1.	3.379	0.000	151.	2.365	0.000	103.	57.50	13.80
12-16									
12-17									
12-18									
12-19									
12-20									
Sub-T	1.	319.491	0.000	14263.	223.644	0.000	9784.	57.50	13.80
After	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
Total	1.	319.491	0.000	14263.	223.644	0.000	9784.	57.50	13.80
Cumulative		0.000	0.000	0.	NET GAS VOLUME REFLECTS 2.0 % SHRINKAGE				
Ultimate		319.491	0.000	14263.					

	COMPANY FUTURE GROSS REVENUE					PROD & ADV TAXES		REVENUE
-END- MO-YR	Oil/Cond -----$------	Plt. Products -----$------	Gas -----$-----	Other ----$-----	Total ----$-----	SEV TAX -----$-----	ADV TAX ------$----	AFTER SEV & ADV -------$-------
12-06	1285445.	0.	13497178.	0.	14782623.	407151.	0.	14375472.
12-07	2027891.	0.	21292860.	0.	23320752.	642313.	0.	22678440.
12-08	1825102.	0.	19163574.	0.	20988674.	578081.	0.	20410594.
12-09	1642592.	0.	17247216.	0.	18889808.	520273.	0.	18369534.
12-10	1478333.	0.	15522495.	0.	17000828.	468246.	0.	16532582.
12-11	1330500.	0.	13970247.	0.	15300746.	421421.	0.	14879324.
12-12	1197450.	0.	12573223.	0.	13770672.	379279.	0.	13391393.
12-13	1077705.	0.	11315900.	0.	12393604.	341351.	0.	12052255.
12-14	858512.	0.	9014380.	0.	9872890.	271924.	0.	9600967.
12-15	135986.	0.	1427852.	0.	1563838.	43072.	0.	1520766.
12-16								
12-17								
12-18								
12-19								
12-20								
Sub-T	12859517.	0.	135024944.	0.	147884448.	4073112.	0.	143811328.
After	0.	0.	0.	0.	0.	0.	0.	0.
Total	12859517.	0.	135024944.	0.	147884448.	4073112.	0.	143811328.

	DEDUCTIONS					FUTURE NET INCOME BEFORE INCOME TAXES		
						Undiscounted		
-END- MO-YR	Operating Costs ------$------	Development Costs ------$------	Abandonment Costs ------$------	Other ------$------	Total ------$------	Annual ------$------	Cumulative ------$------	Discounted @ 10.0% ------$------
12-06	28000.	7860900.	0.	0.	7888900.	6486572.	6486572.	5679251.
12-07	48000.	0.	0.	0.	48000.	22630440.	29117012.	19639418.
12-08	48000.	0.	0.	0.	48000.	20362594.	49479608.	16064830.
12-09	48000.	0.	0.	0.	48000.	18321534.	67801144.	13140511.
12-10	48000.	0.	0.	0.	48000.	16484582.	84285728.	10748200.
12-11	48000.	0.	0.	0.	48000.	14831324.	99117056.	8791139.
12-12	48000.	0.	0.	0.	48000.	13343393.	112460448.	7190166.
12-13	48000.	0.	0.	0.	48000.	12004255.	124464704.	5880514.
12-14	48000.	0.	0.	0.	48000.	9552967.	134017672.	4273143.
12-15	40000.	0.	0.	0.	40000.	1480766.	135498432.	616751.
12-16								
12-17								
12-18								
12-19								
12-20								
Sub-T	452000.	7860900.	0.	0.	8312900.	135498432.	135498432.	92023920.
After	0.	0.	0.	0.	0.	0.	135498432.	0.
Total	452000.	7860900.	0.	0.	8312900.	135498432.	135498432.	92023920.

FALCON NATURAL GAS CORP.
ESTIMATED RESERVES AND ECONOMICS
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2005

PRELIMINARY DRAFT SUBJECT TO CHANGE

WYANDOTTE FLD. ST. MARY CO. LA
BAYOU CITY EXPLORATION
RESERVOIR: DB-1
INGLEWOOD INVESTMENTS #2 LOC BP1

TABLE 4

RESERVE TYPE
PROVED UNDEVELOPED

	REVENUE INTERESTS				PRODUCT PRICES		
	Expense Interest	Oil/ Cond.	Plant Products	Gas	Oil/Cond $/Bbl	Plt. Prod. $/Bbl	Gas $/Mcf
INITIAL	1.0000000	0.7000000	0.7000000	0.7000000	57.50	0.00	13.80
FINAL	1.0000000	0.7000000	0.7000000	0.6999999	57.50	0.00	13.80

REMARKS

FUTURE NET INCOME Discount Rate	Income M$
10.0000	12983.390
15.0000	7621.470
20.0000	4593.103
25.0000	2835.001
30.0000	1788.423
35.0000	1150.950

		ESTIMATED 8/8 THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES	
-END- MO-YR	WELLS	Oil/Cond ----MBbls---	Plant Prod. ----MBbls---	Gas ---MMCF---	Oil/Cond ---MBbls--	Plant Prod. ---MBbls--	Sales Gas ---MMCF--	Oil/Co --$/bbl	Gas --$/MCF--
12-06	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-07	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-08	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-09	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-10	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-11	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-12	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-13	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-14	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-15	1.	3.390	0.000	178.	2.373	0.000	122.	57.50	13.80
12-16	1.	19.137	0.000	1007.	13.396	0.000	691.	57.50	13.80
12-17	1.	17.223	0.000	906.	12.056	0.000	622.	57.50	13.80
12-18	1.	15.501	0.000	816.	10.851	0.000	560.	57.50	13.80
12-19	1.	13.951	0.000	734.	9.766	0.000	504.	57.50	13.80
12-20	1.	10.340	0.000	544.	7.238	0.000	373.	57.50	13.80
Sub-T	1.	79.542	0.000	4186.	55.679	0.000	2872.	57.50	13.80
After	1.	1.531	0.000	81.	1.072	0.000	55.	57.50	13.80
Total	1.	81.073	0.000	4267.	56.751	0.000	2927.	57.50	13.80
Cumulative		0.000	0.000	0.					
Ultimate		81.073	0.000	4267.					

NET GAS VOLUME REFLECTS 2.0 % SHRINKAGE

	COMPANY FUTURE GROSS REVENUE					PROD & ADV TAXES		REVENUE
-END- MO-YR	Oil/Cond -----$------	Plt. Products -----$------	Gas -----$-----	Other ----$-----	Total ----$-----	SEV TAX -----$-----	ADV TAX ------$----	AFTER SEV & ADV -------$-------
12-06	0.	0.	0.	0.	0.	0.	0.	0.
12-07	0.	0.	0.	0.	0.	0.	0.	0.
12-08	0.	0.	0.	0.	0.	0.	0.	0.
12-09	0.	0.	0.	0.	0.	0.	0.	0.
12-10	0.	0.	0.	0.	0.	0.	0.	0.
12-11	0.	0.	0.	0.	0.	0.	0.	0.
12-12	0.	0.	0.	0.	0.	0.	0.	0.
12-13	0.	0.	0.	0.	0.	0.	0.	0.
12-14	0.	0.	0.	0.	0.	0.	0.	0.
12-15	136453.	0.	1689150.	0.	1825603.	47902.	0.	1777701.
12-16	770263.	0.	9535046.	0.	10305309.	270401.	0.	10034908.
12-17	693237.	0.	8581542.	0.	9274780.	243361.	0.	9031419.
12-18	623913.	0.	7723388.	0.	8347300.	219025.	0.	8128276.
12-19	561522.	0.	6951050.	0.	7512572.	197122.	0.	7315448.
12-20	416173.	0.	5151786.	0.	5567959.	146098.	0.	5421862.
Sub-T	3201562.	0.	39631964.	0.	42833524.	1123909.	0.	41709612.
After	61627.	0.	762872.	0.	824498.	21634.	0.	802864.
Total	3263188.	0.	40394836.	0.	43658024.	1145543.	0.	42512476.

	DEDUCTIONS					FUTURE NET INCOME BEFORE INCOME TAXES		
-END- MO-YR	Operating Costs ------$------	Development Costs ------$------	Abandonment Costs ------$------	Other ------$------	Total ------$------	Undiscounted Annual ------$------	Undiscounted Cumulative ------$------	Discounted @ 10.0% ------$------
12-06	0.	0.	0.	0.	0.	0.	0.	0.
12-07	0.	0.	0.	0.	0.	0.	0.	0.
12-08	0.	0.	0.	0.	0.	0.	0.	0.
12-09	0.	0.	0.	0.	0.	0.	0.	0.
12-10	0.	0.	0.	0.	0.	0.	0.	0.
12-11	0.	0.	0.	0.	0.	0.	0.	0.
12-12	0.	0.	0.	0.	0.	0.	0.	0.
12-13	0.	0.	0.	0.	0.	0.	0.	0.
12-14	0.	0.	0.	0.	0.	0.	0.	0.
12-15	8000.	1000000.	0.	0.	1008000.	769701.	769701.	292914.
12-16	48000.	0.	0.	0.	48000.	9986908.	10756609.	3675644.
12-17	48000.	0.	0.	0.	48000.	8983419.	19740028.	3005741.
12-18	48000.	0.	0.	0.	48000.	8080276.	27820304.	2457783.
12-19	48000.	0.	0.	0.	48000.	7267448.	35087752.	2009587.
12-20	48000.	0.	0.	0.	48000.	5373862.	40461612.	1359182.
Sub-T	248000.	1000000.	0.	0.	1248000.	40461612.	40461612.	12800851.
After	28000.	0.	0.	0.	28000.	774864.	41236476.	182536.
Total	276000.	1000000.	0.	0.	1276000.	41236476.	41236476.	12983387.

FALCON NATURAL GAS CORP.
ESTIMATED RESERVES AND ECONOMICS
ATTRIBUTABLE TO CERTAIN LEASEHOLD INTERESTS
AS OF DECEMBER 31, 2005

PRELIMINARY DRAFT SUBJECT TO CHANGE

WYANDOTTE FLD. ST. MARY CO. LA
BAYOU CITY EXPLORATION
RESERVOIR: DB-3 LOWER
INGLEWOOD INVESTMENTS #3 LOC.

TABLE 5

RESERVE TYPE
PROVED UNDEVELOPED

	REVENUE INTERESTS				PRODUCT PRICES		
	Expense Interest	Oil/ Cond.	Plant Products	Gas	Oil/Cond $/Bbl	Plt. Prod. $/Bbl	Gas $/Mcf
INITIAL	1.0000000	0.7000000	0.7000000	0.7000000	57.50	0.00	13.80
FINAL	1.0000000	0.6999999	0.6999999	0.7000000	57.50	0.00	13.80

FUTURE NET INCOME Discount Rate	Income M$
10.0000	41283.199
15.0000	34909.434
20.0000	29787.660
25.0000	25623.746
30.0000	22202.553
35.0000	19364.385

REMARKS

		ESTIMATED 8/8 THS PRODUCTION			COMPANY NET PRODUCTION			AVERAGE PRICES	
-END- MO-YR	WELLS	Oil/Cond MBbls	Plant Prod. MBbls	Gas MMCF	Oil/Cond MBbls	Plant Prod. MBbls	Sales Gas MMCF	Oil/Co $/bbl	Gas $/MCF
12-06	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
12-07	1.	23.423	0.000	1018.	16.396	0.000	699.	57.50	13.80
12-08	1.	36.951	0.000	1607.	25.866	0.000	1102.	57.50	13.80
12-09	1.	33.256	0.000	1446.	23.279	0.000	992.	57.50	13.80
12-10	1.	29.931	0.000	1301.	20.951	0.000	893.	57.50	13.80
12-11	1.	25.624	0.000	1114.	17.937	0.000	764.	57.50	13.80
12-12	1.	4.915	0.000	214.	3.440	0.000	147.	57.50	13.80
12-13									
12-14									
12-15									
12-16									
12-17									
12-18									
12-19									
12-20									
Sub-T	1.	154.100	0.000	6700.	107.870	0.000	4596.	57.50	13.80
After	0.	0.000	0.000	0.	0.000	0.000	0.	0.00	0.00
Total	1.	154.100	0.000	6700.	107.870	0.000	4596.	57.50	13.80
Cumulative		0.000	0.000	0.					
Ultimate		154.100	0.000	6700.					

NET GAS VOLUME REFLECTS 2.0 % SHRINKAGE

	COMPANY FUTURE GROSS REVENUE					PROD & ADV TAXES		REVENUE
-END- MO-YR	Oil/Cond $	Plt. Products $	Gas $	Other $	Total $	SEV TAX $	ADV TAX $	AFTER SEV & ADV $
12-06	0.	0.	0.	0.	0.	0.	0.	0.
12-07	942769.	0.	9640841.	0.	10583610.	293896.	0.	10289714.
12-08	1487292.	0.	15209181.	0.	16696474.	463644.	0.	16232830.
12-09	1338563.	0.	13688263.	0.	15026826.	417280.	0.	14609547.
12-10	1204707.	0.	12319438.	0.	13524144.	375552.	0.	13148594.
12-11	1031372.	0.	10546898.	0.	11578270.	321517.	0.	11256752.
12-12	197822.	0.	2022945.	0.	2220767.	61668.	0.	2159098.
12-13								
12-14								
12-15								
12-16								
12-17								
12-18								
12-19								
12-20								
Sub-T	6202526.	0.	63427560.	0.	69630096.	1933558.	0.	67696536.
After	0.	0.	0.	0.	0.	0.	0.	0.
Total	6202526.	0.	63427560.	0.	69630096.	1933558.	0.	67696536.

	DEDUCTIONS					FUTURE NET INCOME BEFORE INCOME TAXES		
-END- MO-YR	Operating Costs $	Development Costs $	Abandonment Costs $	Other $	Total $	Undiscounted Annual $	Undiscounted Cumulative $	Discounted @ 10.0% $
12-06	0.	0.	0.	0.	0.	0.	0.	0.
12-07	28000.	7860900.	0.	0.	7888900.	2400814.	2400814.	1689706.
12-08	48000.	0.	0.	0.	48000.	16184830.	18585644.	12768839.
12-09	48000.	0.	0.	0.	48000.	14561547.	33147192.	10443791.
12-10	48000.	0.	0.	0.	48000.	13100594.	46247784.	8541795.
12-11	48000.	0.	0.	0.	48000.	11208752.	57456536.	6657388.
12-12	24000.	0.	0.	0.	24000.	2135098.	59591636.	1181684.
12-13								
12-14								
12-15								
12-16								
12-17								
12-18								
12-19								
12-20								
Sub-T	244000.	7860900.	0.	0.	8104900.	59591636.	59591636.	41283204.
After	0.	0.	0.	0.	0.	0.	59591636.	0.
Total	244000.	7860900.	0.	0.	8104900.	59591636.	59591636.	41283204.

SUBJECT TO CONDITIONS AND QUALIFICATIONS PRESENTED IN THE TEXT OF THIS REPORT